Exhibit 99.1

Media Contact: William H. Galligan                  Phone: 816/983-1551
bgalligan@kcsouthern.com

Kansas City Southern Reports Record Quarterly Revenues and Carloads

Third Quarter 2014 Results

•	Record revenues of $678 million, an increase of 9% over third quarter 2013 on a 4% increase in carloads.

•	Operating income of $229 million, 15% higher than operating income in the third quarter of 2013.

•	Operating ratio of 66.1%, a 1.7 point improvement over third quarter 2013.

•	Diluted earnings per share of $1.25. Adjusted diluted earnings per share of $1.29 for third quarter 2014, a 17% increase over third quarter 2013.

Kansas City, Mo., October 17, 2014. Kansas City Southern (KCS) (NYSE:KSU) reported third quarter 2014 revenues of $678 million. Overall, carload volumes were 4% higher than in third quarter 2013.

Third quarter revenue growth compared to 2013 was led by a 28% increase in Automotive and a 13% increase in Industrial & Consumer Products. Intermodal and Agriculture & Minerals were also strong, growing by 11% and 8%, respectively. Chemical & Petroleum revenue grew by 7%. Energy revenue declined by 4%, primarily due to a decline in utility coal and frac sand shipments.

Operating expenses in the third quarter were $448 million, 6% higher than 2013 operating expenses. Operating income for the third quarter of 2014 was $229 million compared with $200 million a year ago, a 15% increase. KCS achieved a third quarter 2014 operating ratio of 66.1%, a 1.7 point improvement from third quarter 2013.

Reported net income in the third quarter of 2014 totaled $138 million, or $1.25 per diluted share, compared with $119 million, or $1.07 per diluted share, in the third quarter of 2013. Excluding the impacts of foreign exchange rate fluctuations and debt retirement costs, adjusted diluted earnings per share for third quarter 2014 was $1.29, compared with $1.10 in the third quarter of 2013, a 17% increase.

“KCS achieved record quarterly financial results as a result of the continued strength and diversity of our franchise,” stated Kansas City Southern’s President and Chief Executive Officer David L. Starling. “An operating ratio of 66.1% was attained primarily due to volume growth, especially in the automotive and grain commodity groups, as well as system efficiency and cost controls.

“We are optimistic about the remainder of the year and reaffirm our updated 2014 goals outlined to investors in September. Looking ahead, we expect KCS’ long-term growth to be fueled by system-wide opportunities, which position KCS very well over the next several years.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended September 30, 2014
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$203.6	$65.2	$138.4	$1.25
Adjustments for:
Foreign exchange loss	12.5	3.8	8.7	0.07
Foreign exchange component of income taxes	—	3.7	(3.7)	(0.03)
Adjusted	$216.1	$72.7	143.4
Less: Noncontrolling interest and preferred	(i)	(ii)
stock dividends			0.4
Adjusted net income available to common
stockholders - see (a) below			$143.0	$1.29
Adjusted effective income tax rate - see (a) below			33.6%
			(ii)/(i)

	Three Months Ended September 30, 2013
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$182.3	$63.3	$119.0	$1.07
Adjustments for:
Debt retirement costs	2.4	0.8	1.6	0.02
Foreign exchange loss	1.4	0.4	1.0	0.01
Foreign exchange component of income taxes	—	(0.4)	0.4	—
Adjusted	$186.1	$64.1	122.0
Less: Noncontrolling interest and preferred	(i)	(ii)
stock dividends			0.7
Adjusted net income available to common
stockholders - see (a) below			$121.3	$1.10
Adjusted effective income tax rate - see (a) below			34.4%
			(ii)/(i)

(a)
The Company believes adjusted diluted earnings per share and the related adjusted effective income tax rate are meaningful as these measures allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding the impact of changes in foreign currency exchange rates and items that are not directly related to the ongoing operations of the Company.

Headquartered in Kansas City, Mo., Kansas City Southern is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de México, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  Kansas City Southern's North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur. Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements. Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date of this news release. Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; interest rates; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; credit risk of customers and counterparties and their failure to meet their financial obligations; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; loss of key personnel; labor difficulties, including strikes and work stoppages; insufficiency of insurance to cover lost revenue, profits or other damages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic conditions; political and economic conditions in Mexico and the level of trade between the United States and Mexico; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business. More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 1-4717) and subsequent reports. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements in this news release to reflect future events or developments.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues	$677.5	$621.6	$1,934.6	$1,753.7
Operating expenses:
Compensation and benefits	125.2	111.4	351.3	328.4
Purchased services	64.2	57.2	183.2	160.4
Fuel	109.2	102.7	320.8	286.6
Equipment costs	28.4	39.5	89.6	120.0
Depreciation and amortization	65.0	57.2	190.8	165.0
Materials and other	56.1	53.3	165.4	150.8
Lease termination costs	—	—	38.3	—
Total operating expenses	448.1	421.3	1,339.4	1,211.2
Operating income	229.4	200.3	595.2	542.5
Equity in net earnings of unconsolidated affiliates	5.0	4.8	16.6	13.8
Interest expense	(17.9)	(18.3)	(54.5)	(61.2)
Debt retirement costs	—	(2.4)	(6.6)	(113.8)
Foreign exchange loss	(12.5)	(1.4)	(4.1)	(10.1)
Other expense, net	(0.4)	(0.7)	(3.7)	(0.5)
Income before income taxes	203.6	182.3	542.9	370.7
Income tax expense	65.2	63.3	180.3	131.8
Net income	138.4	119.0	362.6	238.9
Less: Net income attributable to noncontrolling interest	0.3	0.6	1.0	1.3
Net income attributable to Kansas City Southern and subsidiaries	138.1	118.4	361.6	237.6
Preferred stock dividends	0.1	0.1	0.2	0.2
Net income available to common stockholders	$138.0	$118.3	$361.4	$237.4

Earnings per share:
Basic earnings per share	$1.25	$1.08	$3.28	$2.16
Diluted earnings per share	$1.25	$1.07	$3.27	$2.15

Average shares outstanding (in thousands):
Basic	110,182	110,003	110,141	109,956
Potentially dilutive common shares	259	370	271	361
Diluted	110,441	110,373	110,412	110,317

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Third Quarter 2014 and 2013

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Third Quarter		%	Third Quarter		%	Third Quarter		%
	2014	2013	Change	2014	2013	Change	2014	2013	Change

Chemical & Petroleum
Chemicals	$55.9	$54.1	3%	30.0	29.5	2%	$1,863	$1,834	2%
Petroleum	31.7	27.2	17%	17.1	16.5	4%	1,854	1,648	13%
Plastics	29.8	28.2	6%	16.2	16.2	—	1,840	1,741	6%
Total	117.4	109.5	7%	63.3	62.2	2%	1,855	1,760	5%

Industrial & Consumer Products
Forest Products	71.2	64.5	10%	33.7	32.1	5%	2,113	2,009	5%
Metals & Scrap	71.9	63.6	13%	36.5	33.7	8%	1,970	1,887	4%
Other	23.8	19.9	20%	20.4	20.0	2%	1,167	995	17%
Total	166.9	148.0	13%	90.6	85.8	6%	1,842	1,725	7%

Agriculture & Minerals
Grain	59.9	49.4	21%	32.2	27.5	17%	1,860	1,796	4%
Food Products	31.7	34.2	(7%)	14.2	15.5	(8%)	2,232	2,206	1%
Ores & Minerals	6.2	6.6	(6%)	6.5	6.8	(4%)	954	971	(2%)
Stone, Clay & Glass	6.8	6.9	(1%)	2.8	3.3	(15%)	2,429	2,091	16%
Total	104.6	97.1	8%	55.7	53.1	5%	1,878	1,829	3%

Energy
Utility Coal	58.8	61.2	(4%)	54.2	57.5	(6%)	1,085	1,064	2%
Coal & Petroleum Coke	10.3	11.7	(12%)	15.7	15.6	1%	656	750	(13%)
Frac Sand	14.4	16.3	(12%)	7.5	7.9	(5%)	1,920	2,063	(7%)
Crude Oil	7.2	5.4	33%	4.4	3.0	47%	1,636	1,800	(9%)
Total	90.7	94.6	(4%)	81.8	84.0	(3%)	1,109	1,126	(2%)

Intermodal	106.7	95.8	11%	269.9	256.8	5%	395	373	6%

Automotive	65.8	51.4	28%	34.1	28.0	22%	1,930	1,836	5%

TOTAL FOR COMMODITY GROUPS	652.1	596.4	9%	595.4	569.9	4%	$1,095	$1,046	5%

Other Revenue	25.4	25.2	1%

TOTAL	$677.5	$621.6	9%

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Year to Date September 30, 2014 and 2013

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Year to Date		%	Year to Date		%	Year to Date		%
	2014	2013	Change	2014	2013	Change	2014	2013	Change

Chemical & Petroleum
Chemicals	$161.0	$156.7	3%	86.9	85.3	2%	$1,853	$1,837	1%
Petroleum	92.1	83.8	10%	51.2	51.3	—	1,799	1,634	10%
Plastics	84.6	80.4	5%	47.2	47.5	(1%)	1,792	1,693	6%
Total	337.7	320.9	5%	185.3	184.1	1%	1,822	1,743	5%

Industrial & Consumer Products
Forest Products	204.1	194.5	5%	97.2	95.3	2%	2,100	2,041	3%
Metals & Scrap	206.9	182.4	13%	107.5	99.3	8%	1,925	1,837	5%
Other	61.2	57.4	7%	58.8	60.1	(2%)	1,041	955	9%
Total	472.2	434.3	9%	263.5	254.7	3%	1,792	1,705	5%

Agriculture & Minerals
Grain	192.5	130.6	47%	103.0	78.8	31%	1,869	1,657	13%
Food Products	101.7	97.2	5%	44.1	43.5	1%	2,306	2,234	3%
Ores & Minerals	17.5	17.2	2%	18.3	17.4	5%	956	989	(3%)
Stone, Clay & Glass	21.2	19.8	7%	9.3	9.7	(4%)	2,280	2,041	12%
Total	332.9	264.8	26%	174.7	149.4	17%	1,906	1,772	8%

Energy
Utility Coal	156.4	160.7	(3%)	148.3	153.0	(3%)	1,055	1,050	—
Coal & Petroleum Coke	30.0	31.2	(4%)	44.9	44.2	2%	668	706	(5%)
Frac Sand	48.3	44.6	8%	24.5	21.5	14%	1,971	2,074	(5%)
Crude Oil	15.6	19.7	(21%)	9.9	10.6	(7%)	1,576	1,858	(15%)
Total	250.3	256.2	(2%)	227.6	229.3	(1%)	1,100	1,117	(2%)

Intermodal	293.4	262.2	12%	758.6	722.7	5%	387	363	7%

Automotive	177.8	148.0	20%	94.6	81.0	17%	1,879	1,827	3%

TOTAL FOR COMMODITY GROUPS	1,864.3	1,686.4	11%	1,704.3	1,621.2	5%	$1,094	$1,040	5%

Other Revenue	70.3	67.3	4%

TOTAL	$1,934.6	$1,753.7	10%